Exhibit 19(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED TOTAL RETURN SERIES, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/S/JOHN F. DONAHUE                  Chairman and Director       March 31, 1998
---------------------------------
John F. Donahue                       (Chief Executive Officer)



/S/ GLEN R. JOHNSON                 President                   March 31, 1998
---------------------------------
Glen R. Johnson


/S/ J. CHRISTOPHER DONAHUE          Executive Vice President    March 31, 1998
---------------------------------
J. Christopher Donahue              and Director


/S/ JOHN W. MCGONIGLE               Treasurer, Executive        March 31, 1998
John W. McGonigle                   Vice President and Secretary
                                    (Principal Financial and
                                     Accounting Officer)



/S/ THOMAS G. BIGLEY                Director                    March 31, 1998
---------------------------------
Thomas G. Bigley



/S/ NICHOLAS P. CONSTANTAKIS        Director                    March 31, 1998
---------------------------------
Nicholas P. Constantakis



/S/ JOHN T. CONROY, JR.             Director                    March 31, 1998
---------------------------------
John T. Conroy, Jr.
SIGNATURES                          TITLE                                 DATE



/S/ WILLIAM J. COPELAND             Director                    March 31, 1998
---------------------------------
William J. Copeland



/S/ JAMES E. DOWD                   Director                    March 31, 1998
---------------------------------
James E. Dowd



/S/ LAWRENCE D. ELLIS, M.D.         Director                    March 31, 1998
Lawrence D. Ellis, M.D.



/S/ EDWARD L. FLAHERTY, JR.         Director                    March 31, 1998
---------------------------------
Edward L. Flaherty, Jr.



/S/ PETER E. MADDEN                 Director                    March 31, 1998
---------------------------------
Peter E. Madden



/S/ JOHN E. MURRAY, JR.             Director                    March 31, 1998
---------------------------------
John E. Murray, Jr.



/S/ WESLEY W. POSVAR                Director                    March 31, 1998
---------------------------------
Wesley W. Posvar



/S/ MARJORIE P. SMUTS               Director                    March 31, 1998
---------------------------------
Marjorie P. Smuts




Sworn to and subscribed before me this 31st day of March 31, 1998




/S/ CHERI S. GOOD
Notarial Seal

Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001
Member, Pennsylvania Association of Notaries